UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2020

MEDALLION FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-37747	04-3291176
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

437 Madison Avenue New York, New York		10022
(Address of principal executive offices)		(Zip code)

(212) 328-2100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share 9.000% Senior Notes due 2021	MFIN MFINL	NASDAQ Global Select Market NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

Medallion Financial Corp. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”) on June 19, 2020. A summary of the matters voted on at the Annual Meeting by the Company’s stockholders is set forth below.

1. The following individuals were elected to the Company’s Board of Directors to serve as Class III Directors until the 2023 annual meeting of stockholders by the following votes:

NOMINEE	VOTES FOR	VOTES WITHELD	BROKER NON-VOTES
Alvin Murstein	13,053,004	2,235,484	6,655,738
John Everets	12,837,308	2,451,180	6,655,738
Cynthia A. Hallenbeck	13,241,025	2,047,463	6,655,738

2. The Company’s stockholders ratified the appointment of Mazars USA LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020 by the following votes:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
19,351,226	2,522,362	70,595	0

3. The Company’s stockholders approved a non-binding advisory resolution to approve the 2019 compensation of the Company’s named executive officers, as described in the proxy statement by the following votes:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
12,549,222	2,620,230	119,036	6,655,738

4. The Company’s stockholders approved the amendment to the 2018 Equity Incentive Plan, to increase the number of shares of our common stock authorized for issuance thereunder, as described in the proxy statement by the following votes:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
12,571,933	2,676,919	39,636	6,655,738

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 22, 2020

MEDALLION FINANCIAL CORP.

By:	/s/ Larry D. Hall
Name: Larry D. Hall
Title: Chief Financial Officer